                             LINENS 'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015

                        -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2003

                 ----------------------------------------------

To Linens 'n Things, Inc. Shareholders:

     The Annual Meeting of Shareholders of Linens 'n Things, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey, on Thursday, May 1, 2003, at 11:00 a.m., for the following purposes:

     1.   To elect two directors for a three-year term.

     2. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment.

     Shareholders of record at the close of business on March 10, 2003 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment.


                                          By order of the Board of Directors,


                                          BRIAN D. SILVA
                                          Senior Vice President,
                                          Human Resources,
                                          Administration and Corporate Secretary
April 4, 2003

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                             LINENS 'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2003

                                 PROXY STATEMENT

     This Proxy Statement is being furnished to the shareholders of Linens 'n Things, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 1, 2003, at 11:00 a.m., at 6 Brighton Road, Clifton, New Jersey and at any postponement or adjournment (the "Annual Meeting"). At the Annual Meeting, shareholders of the Company are being asked to consider and vote on the election of two directors, each for a three-year term.

     This Proxy Statement, Notice of Meeting and accompanying proxy are first being mailed to shareholders on or about April 4, 2003.

                                     GENERAL

     The holders of record of shares of the Company's Common Stock at the close of business on March 10, 2003 are entitled to vote such shares at the Annual Meeting. On March 10, 2003, there were outstanding 44,102,098 shares of Common Stock.

     The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held as of the record date on each matter to be voted on. Abstentions and broker non-votes are included in determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

     Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given in the proxy, it will be voted for the persons designated in the proxy as the Board of Directors' nominees for director and with respect to any other matter properly submitted to shareholders at the Annual Meeting, as recommended by the Board of Directors or, if no recommendation is given, in its discretion.

     Shareholders may vote by completing and mailing the proxy card. A proxy may be revoked prior to the exercise of the proxy either by submitting written revocation of that proxy to the Corporate Secretary or by submitting a new proxy bearing a later date via proxy card. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

     If a person is a participant in the Company's 401(k) savings plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

     This proxy solicitation is being made on behalf of the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, facsimile or electronic mail by regular employees or directors of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

MULTIPLE COPIES OF ANNUAL REPORT AND PROXY STATEMENT

     When more than one holder of Common Stock share the same address, the Company may deliver only one annual report and one proxy statement to that address unless the Company has received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Common Stock in "street name" for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

     The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any shareholder, including a beneficial owner of stock held in "street name," at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of the Annual Report and Proxy Statement, you may call, write or e-mail Investor Relations, Linens 'n Things, Inc., 6 Brighton Road, Clifton, New Jersey 07015, telephone number (973) 815-2929, e-mail investor@lnt.com.

     You may also contact Investor Relations at the Company at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate Annual Report and Proxy Statement in the future, or if you are currently receiving multiple copies of the Annual Report and Proxy Statement and want to request delivery of a single copy in the future. If your shares are held in "street name" and you want to increase or decrease the number of copies of the Annual Report and Proxy Statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

CORPORATE GOVERNANCE

     The Board of Directors has been actively reviewing our corporate governance policies and practices. This includes comparing our current policies and practices with best governance policies and practices suggested by various authorities active in corporate governance as well as the practices of other public companies. Based upon this review, the Board of Directors plans to adopt those changes that it believes are the best corporate governance policies and practices for the Company. We will also adopt all changes to comply with the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange.

                              ELECTION OF DIRECTORS
GENERAL

     The Board of Directors currently consists of six members and is divided into three classes of equal size. Directors are generally elected for three year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years respectively. This year's nominees have been nominated to serve for a three-year term expiring in 2006. The Company has inquired of the nominees and determined that they will serve if elected. If for any reason any nominee is not available for election, which is not expected, the proxy committee may vote for such substitute nominee as may be recommended by the Board of Directors.

     Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote. Abstentions are not counted as votes cast and have no effect on the outcome.

     The nominees are current directors of the Company. Set forth below is a description of the background of each nominee. Also set forth below is a description of the background of the existing directors whose terms of office extend beyond the Annual Meeting. The Board of Directors recommends that shareholders vote "FOR" the Company's nominees for director.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING
---------------------------------------------------------------------------------------------

PHILIP E. BEEKMAN

AGE:                             71

DIRECTOR SINCE:                  1997

PRINCIPAL OCCUPATION AND
BUSINESS EXPERIENCE:             President of Owl Hollow Enterprises, Inc., a consulting and investment company. Mr. Beekman has served as a Director of the Company since January 1997. From 1986 to 1994, Mr.
                                 Beekman was Chairman of the Board and CEO of Hook SupeRx,
                                 Inc., a retail drug store chain. Prior to that he was
                                 President and Chief Operating Officer of Seagram Company
                                 Limited.

OTHER DIRECTORSHIPS:             General Chemical Group, Inc., Kendle International Inc.,
                                 Panavision, Inc. and Sunbeam Corporation.

EXPIRATION OF NE
TERM AS DIRECTOR:                2006

---------------------------------------------------------------------------------------------


HAROLD F. COMPTON

AGE:                             55

DIRECTOR SINCE:                  1998

PRINCIPAL OCCUPATION AND
BUSINESS EXPERIENCE:             President and Chief Executive Officer of CompUSA Inc. Mr.
                                 Compton joined CompUSA in 1994 as Executive Vice
                                 President-Operations, becoming Executive Vice President and
                                 Chief Operating Officer in 1995 and President of CompUSA
                                 Stores in 1996.

EXPIRATION OF NEW
TERM AS DIRECTOR:                2006


DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR
---------------------------------------------------------------------------------------------

NORMAN AXELROD

AGE:                             50

DIRECTOR SINCE:                  1996

PRINCIPAL OCCUPATION AND
BUSINESS EXPERIENCE:             CEO of the Company since 1988. Chairman of the Board of
                                 Directors since 1997. Between 1976 and 1988 Mr. Axelrod held various management positions at Bloomingdale's, ending with
                                 Senior Vice President, General Merchandise Manager.

OTHER DIRECTORSHIPS:             Reebok International Ltd., Jaclyn, Inc.


EXPIRATION OF CURRENT
TERM AS DIRECTOR:                2005
---------------------------------------------------------------------------------------------


MORTON E. HANDEL

AGE:                             68

DIRECTOR SINCE:                  2000

PRINCIPAL OCCUPATION AND
BUSINESS EXPERIENCE:             Chairman of the Board of Marvel Enterprises Inc. since 1998.
                                 From 1997 to 2001, Mr. Handel was President, CEO and a
                                 director of Ranger Industries, Inc., formerly Coleco
                                 Industries, Inc. Between 1974 and 1990 Mr. Handel held
                                 various executive management positions at Coleco Industries,
                                 Inc. including Chairman and CEO.

OTHER DIRECTORSHIPS:             Marvel Enterprises Inc. Mr. Handel is also a Regent of the
                                 University of Hartford.

EXPIRATION OF CURRENT
TERM AS DIRECTOR:                2005
---------------------------------------------------------------------------------------------


STANLEY P. GOLDSTEIN

AGE:                             68

DIRECTOR SINCE:                  1996

PRINCIPAL OCCUPATION AND
BUSINESS EXPERIENCE:             Mr. Goldstein was Chairman of the Board of CVS Corporation,
                                 formerly Melville Corporation, until he retired in 1999, and prior to May 1998 was Chairman of the Board and CEO of CVS
                                 Corporation. Mr. Goldstein co-founded Consumer Value Stores, a retail drug chain, in 1963.

OTHER DIRECTORSHIPS:             CVS Corporation and Footstar, Inc. Mr. Goldstein is also on the Board of Overseers of The Wharton School of the
                                 University of Pennsylvania.

EXPIRATION OF CURRENT
TERM AS DIRECTOR:                2004
---------------------------------------------------------------------------------------------


ROBERT KAMERSCHEN

AGE:                             67

DIRECTOR SINCE:                  FEBRUARY 2003

PRINCIPAL OCCUPATION AND
BUSINESS EXPERIENCE:             Retired Chairman and Chief Executive Officer of ADVO, Inc.
                                 Mr. Kamerschen was Chairman and Chief Executive Officer of
                                 DIMAC Corporation, a direct marketing services company, from
                                 September 1999 until February 2002. DIMAC Corporation filed a voluntary petition for reorganization under the U.S.
                                 bankruptcy laws in April 2000 and emerged from bankruptcy in
                                 February 2001. In July 1999, he retired as Chairman of ADVO,
                                 Inc., a position he had held since 1989. Mr. Kamerschen also had been Chief Executive Officer of ADVO, Inc. from 1988
                                 until July 1999.

OTHER DIRECTORSHIPS:             Memberworks Inc., R.H. Donnelley Corp., IMS Health Inc.,
                                 Synavant, Inc. and RadioShack Corp. Mr. Kamerschen is also a
                                 Regent for the University of Hartford and a Trustee of
                                 Wadsworth Antheneum Museum.

EXPIRATION OF CURRENT
TERM AS DIRECTOR:                2004

                        DIRECTOR COMPENSATION; ATTENDANCE

     Directors who are not employees of the Company are paid an annual retainer of $10,000 which may be taken either in cash or Common Stock of the Company. Upon initial election or appointment to the Board, each non-employee director receives 1,000 stock units and an option to purchase 6,000 shares of Common Stock. Each stock unit represents the right to receive one share of Common Stock. One-half of these stock units are paid six months and a day after the grant date and the other half six months later, provided the non-employee director has not ceased to serve as a director for any reason other than death, disability, or retirement. In addition, each non-employee director receives 1,000 stock units and an option to purchase 4,000 shares of Common Stock on the date of each annual meeting. Each director participated in 100% of the meetings of the Board of Directors and of the committees of which he is a member.


                      COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

MEMBERS:                         Philip E. Beekman (Chairman)
                                 Morton E. Handel
                                 Robert Kamerschen

NUMBER OF MEETINGS IN 2002:      4

FUNCTIONS:                       o    Assists the Board of Directors in fulfilling its
                                      oversight responsibility with respect to accounting
                                      policies, internal controls, financial and operating
                                      controls, standards of corporate conduct and
                                      performance, financial reporting practices and
                                      sufficiency of auditing.

                                 o    Serves as a communication point among non-Audit
                                      Committee directors, internal audit, the independent
                                      auditor and Company management as their duties relate
                                      to financial accounting, financial reporting and
                                      internal controls.

                                 o    All of the members of the Audit Committee satisfy the
                                      independence and audit committee qualification
                                      standards of the New York Stock Exchange.

Mr. Kamerschen was appointed as a member of the Audit Committee upon his appointment to the Board of Directors in February 2003. Harold F. Compton served as a member of the Audit Committee through February 11, 2003.


COMPENSATION COMMITTEE

MEMBERS:                         Stanley P. Goldstein (Chairman)
                                 Harold F. Compton

NUMBER OF MEETINGS IN 2002:      2

FUNCTIONS:                       o    Determines and administers compensation for the senior
                                      officers of the Company and other key members of the
                                      Company's management, including salary and incentive
                                      based plans.


NOMINATING COMMITTEE

Members:                         Harold F. Compton (Chairman)
                                 Morton E. Handel

NUMBER OF MEETINGS IN 2002:      1

FUNCTIONS:                       o    Considers and determines suitable nominees to the Board
                                      of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information on compensation for the Company's Chairman and Chief Executive Officer and for the four other most highly compensated executive officers of the Company.


                                                  SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                           ----------------------------------

                                             Annual Compensation                   Awards           Payouts
                                     ------------------------------------  -----------------------  ---------  -------------

                                                                           Restricted  Number of
                                                            Other Annual      Stock    Securities    LTIP        All Other
    Name and Principal       Fiscal                         Compensation     Award(s)  Underlying   Payouts    Compensation
         Position             Year    Salary ($)  Bonus ($)      ($)          ($)(1)      Options     ($)(1)       ($)(2)
-------------------------------------------------------------------------  -----------------------  ---------  -------------
Norman Axelrod, Chairman      2002     815,192    581,685         __            0       250,000       0           276,563
and Chief Executive           2001     770,577       0            __          318,585   300,000    318,612        385,570
Officer                       2000     716,154    360,150         __        1,740,129   300,000    740,634        379,980

Steven B. Silverstein,*       2002     467,308    266,760         __            0        60,000       0            23,441
President                     2001     439,914       0            __         156,557    100,000    156,529         10,500
                              2000     366,346    131,250         __         323,877     75,000    323,877         10,500

Audrey Schlaepfer,            2002     415,385    100,000      69,525(3)        0          0          0            50,000
Executive Vice President,     2001      76,923     40,000     105,410(3)        0        50,000       0            50,000
Chief Merchandising
Officer

William T. Giles, Senior      2002     301,154    128,934         __            0        45,000       0             2,667
Vice President and Chief      2001     284,231       0            __          84,080     75,000     84,052         10,200
Financial Officer             2000     259,231     75,600         __         194,343     40,000    194,343         10,500

Brian D. Silva, Senior        2002     270,000    115,596         __            0        30,000       0             1,800
Vice President, Human         2001     254,808       0            __          75,364     50,000     75,391         10,500
Resources, Administration     2000     237,962     67,760         __         174,157     25,000    174,157         10,500
and Corporate Secretary

     * Ceased employment as an executive officer in February 2003. See "Employment Agreements and Other Executive Agreements."

(1) Awards under the Company's long term incentive plan ("LTIP") are made based on the executive officers having achieved certain preestablished financial performance targets. For each of the 3-year cycles ending in fiscal years 2000, 2001 and 2002 the financial targets have been based on earnings and net return on assets over the prior 3 years. LTIP awards, when and if awarded at the end of such 3-year cycles based on the executives having achieved such financial performance targets, vest two years after such performance compensation is awarded. Awards under the LTIP have been made 50% in restricted stock and 50% in deferred cash awards. The deferred cash awards are invested in Common Stock by the plan trustee under the Company's deferred compensation plan. No awards were made under the LTIP for fiscal 2002. The number and value of all restricted stock holdings at fiscal year end were: Mr. Axelrod, 23,247 shares, $522,128; Mr. Silverstein, 5,694 shares, $127,887; Mr. Giles, 3,058 shares, $68,683; and Mr. Silva, 2,741 shares, $61,563. The number and value of invested shares held by the plan trustee at fiscal year end with respect to all LTIP deferred cash awards for all fiscal years for each of the named executives were: Mr. Axelrod, 11,588 shares, $260,266; Mr. Silverstein, 5,693 shares, $127,865; Mr. Giles,
3,057 shares, $68,660; and Mr. Silva, 2,742 shares, $61,585. Holders of restricted stock and invested shares held under the deferred compensation plan are entitled to be credited with any dividends on such shares.

(2) For fiscal year 2002 these values represent amounts contributed under the Company's 401(k) profit sharing plan. In addition, for Mr. Axelrod, the fiscal 2002 amount also includes the present value cost equal to $252,388 of the Company's portion of fiscal 2002 premiums for split dollar insurance above the term coverage level, $12,097 of imputed income associated with the term portion of the split dollar arrangement and $6,643 of related tax reimbursement. For Mr. Silverstein, the fiscal 2002 amount also includes the present value cost equal to $17,189 of the Company's portion of fiscal 2002 premiums paid on split dollar insurance above the term coverage level, $2,245 of imputed income associated with the term portion of the split dollar arrangement and $892 of related tax reimbursement. For Ms. Schlaepfer, the fiscal 2002 amount represents the second of two employment inducement payments pursuant to her agreement to become an executive officer.

(3) For fiscal 2002 represents relocation costs including moving costs, temporary housing and purchase related costs of $34,787 and related tax reimbursement of $34,738; and for fiscal 2001 represents relocation costs of $95,168 and related tax reimbursement of $10,242.

OPTION GRANTS IN LAST FISCAL YEAR. The table below sets forth certain information concerning stock options granted during fiscal 2002 by the Company to the named executive officers.

     The grant date present values shown in the following table are required by SEC regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No benefit from the grant of stock options can be realized by optionees unless there is an appreciation in stock price, which will benefit all shareholders commensurately.


                                                   OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                               --------------------------------------------------------------------------
                                                       PERCENT OF
                                     NUMBER OF        TOTAL OPTIONS
                                    SECURITIES          GRANTED TO        EXERCISE OR                        GRANT DATE
                                UNDERLYING OPTIONS     EMPLOYEES IN        BASE PRICE       EXPIRATION     PRESENT VALUE
            NAME                  GRANTED (#)(1)        FISCAL YEAR         ($/SHARE)           DATE            ($)(2)
--------------------------------------------------------------------------------------------------------------------------
Norman Axelrod                      250,000                19.95%            23.54           11/05/09       2,976,750

Steven B. Silverstein                60,000                 4.78%            23.54           11/05/09         714,420

Audrey Schlaepfer                       -                   -                  -                -                -

William T. Giles                     45,000                 3.59%            23.54           11/05/09         535,815

Brian D. Silva                       30,000                 2.39%            23.54           11/05/09         357,210

(1) Options granted in fiscal 2002 may vest upon achievement of certain preestablished financial targets, but in no case sooner than 24 months after the date of grant. In the event not earlier vested, the options will vest in 2009.

(2) The hypothetical present values on the grant date are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value options granted include the stock's expected volatility rate (47.39%), risk free rate of return (2.24%), dividend yield (0%), projected time of exercise (6.85 years) and projected risk of forfeiture and non-marketability for the vesting period (7.66% per annum).

OPTION EXERCISES AND YEAR-END OPTION HOLDINGS. The following table shows information regarding option exercises during fiscal 2002 as well as fiscal 2002 year-end option holdings for each of the named executive officers.

                                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                      SHARES                        OPTIONS AT FY-END (#)           AT FY-END ($)
                                   ACQUIRED ON        VALUE             EXERCISABLE/                 EXERCISABLE/
             NAME                 EXERCISE (#)     REALIZED ($)         UNEXERCISABLE               UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
Norman Axelrod                          0               0              799,349/941,635            1,808,348/974,250

Steven B. Silverstein                   0               0              206,051/280,825             740,550/403,250

Audrey Schlaepfer                       0               0               12,500/37,500               42,500/127,500

William T. Giles                        0               0              90,014/168,331              318,175/294,150

Brian D. Silva                       22,345          240,864           37,502/117,498               12,750/195,250

EMPLOYMENT AGREEMENTS AND OTHER EXECUTIVE AGREEMENTS

     EMPLOYMENT AGREEMENTS. The Company has employment agreements with each of the current executive officers who are named in the Summary Compensation Table (the "Employment Agreements"). The following briefly summarizes the principal terms of these Employment Agreements.

     The period of employment under the Employment Agreements extends for initial terms of approximately four years subject to automatic one-year extensions at the end of the initial terms unless the executive fails to seek renewal or the Company gives notice of non-renewal. A Company notice of non-renewal prior to the executive reaching age 60 would constitute a constructive termination of the executive without cause. During Mr. Axelrod's employment term he may relinquish any or all of his executive officer positions, and if he relinquishes all such executive officer positions, he has agreed to remain employed by the Company in an appropriate capacity at reduced compensation until age 60.

     The Employment Agreements provide for payment of an annual base salary that will be reviewed at the discretion of the Compensation Committee but limit any reduction in base salary. The Employment Agreements also include provisions concerning annual incentive compensation with minimum target annual incentive awards of not less than seventy percent of base salary for Mr. Axelrod and not less than forty percent of base salary for the other executives, and long-term incentive compensation with a minimum target award opportunity of not less than thirty-five percent of base salary for Mr. Axelrod and ranging from not less than fifteen percent to not less than thirty percent of base salary for the other executives.

     The Employment Agreements generally provide for (i) participation during the employment term in benefit plans and programs including retirement benefits, life insurance, medical benefits and, in the case of Mr. Axelrod, a supplemental executive retirement benefit and split dollar life insurance benefit and (ii) restrictive covenants including non-competition, non-disclosure, non-solicitation of employees and availability for litigation support. Upon a termination for cause, the executives have agreed not to compete with the Company for a period of one year (2 years in the case of Mr. Axelrod). In addition, in the case of voluntary termination by the executive, the Company may elect to pay the executive over a 12-month period an amount equal to the executive's annual base salary and target annual bonus in exchange for the executive's agreement not to compete with the Company for a period of one year.

     In the event the executive's employment is terminated other than for cause and other than by voluntary termination, the Employment Agreements provide for
(i) continued payment of salary and target annual incentive compensation for 30 months for Mr. Axelrod and from 12 to 18 months for the other executives, (ii) continuation at Company cost of medical, health and life insurance benefits for 30 months for Mr. Axelrod and 24 months for the other executives, (iii) in the case of Mr. Axelrod, vesting of outstanding options, restricted or deferred stock awards and long-term incentive awards (and pro rata payment of such long-term incentive awards based on actual and target performance) and the right in certain cases to exercise vested options for the remainder of the term of the options, (iv) additional age and service credit (30 months for Mr. Axelrod and 24 months for any other eligible executive officers) for purposes of determining the amount payable under any supplemental executive retirement plan for which the executive may then be eligible, and (v) in the case of Mr. Axelrod, a lump sum actuarial amount to account for the benefit he would have received under his split dollar insurance arrangement had the Company continued to make the required insurance premium payments for an additional 30-month period.

     In the event an executive officer's employment is terminated following a change in control, other than for cause and other than by voluntary termination, the Employment Agreements generally provide for (i) lump sum severance benefits equal to 2 times (2.99 for Mr. Axelrod) the annual base salary and target bonus,
(ii) continuation of medical, health and life insurance at Company cost until age 60 for Mr. Axelrod and for 24 months for the other executives, (iii) vesting of outstanding options, restricted or deferred stock awards and long-term incentive awards (and pro rata payment of such long-term incentive awards based on actual and target performance), and the right in certain cases to exercise vested options for the remainder of the term of the options, (iv) additional age and service credit (36 months for Mr. Axelrod and 24 months for any other eligible executive officers) for purposes of determining the amount payable under any supplemental executive retirement plan for which the executive may then be eligible, and (v) in the case of Mr. Axelrod, a lump sum actuarial amount to account for the benefit he would have received under his split dollar insurance arrangement had the Company continued to make required insurance premium payments for an additional 30-month period.

     A "change in control" is defined to include a variety of events, including significant changes in the stock ownership of the Company or a significant subsidiary, certain changes in the Company's Board of Directors, certain mergers and consolidations of the

Company or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Company. "Cause" is defined generally as a breach of the restrictive covenants contained in the Employment Agreements, certain felony convictions, or willful acts or gross negligence that are materially damaging to the Company.

     If payments under the Employment Agreements following a change in control are subject to the golden parachute excise tax, the Company will make an additional gross-up payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as it would have been had such excise tax not applied. The Employment Agreements obligate the Company to indemnify the executives to the fullest extent permitted by law, including the advancement of expenses, and, in the case of Mr. Axelrod, provides that the Company will reimburse Mr. Axelrod for expenses incurred in seeking enforcement of his Employment Agreement, unless the assertion of such right is in bad faith or frivolous.

     SEPARATION FROM EMPLOYMENT. Mr. Silverstein's position as an executive officer with the Company ceased in February 2003. Pursuant to his employment agreement, he is entitled to (i) continued payment of salary and annual incentive compensation at target levels of 60% of base salary for 18 months,
(ii) settlement of all deferred compensation in accordance with his deferred compensation elections, (iii) a continuation of benefits under the executive medical, health and life insurance plans of the Company for up to 18 months following his separation, and (iv) an additional two years of age and service time credit under the Company's supplemental executive retirement plan, for a total of 13 years of credited service. In addition, the Company has proposed an agreement under which Mr. Silverstein would be entitled to exercise (i) all vested stock options, for a period ending two years from the date of his separation and (ii) all options which would have vested within one year from his separation date, for an exercise period beginning on the date such options would have vested and ending two years from his separation date. At the conclusion of such two year period, all such outstanding options would terminate. A formal separation agreement has not yet been executed. All outstanding restricted stock or deferred stock awards not vested as of the date of Mr. Silverstein's separation have terminated.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Company has in effect a supplemental executive retirement plan for Mr. Axelrod and Mr. Silverstein which provides annual retirement benefits, commencing at or after age 55, following retirement from active service. The net annual benefit under the plan is determined based on three primary components: (i) 1.6% of final average compensation, times (ii) years of service, reduced by (iii) an offset amount. The offset amount for Mr. Axelrod ranges from $260,000 (assuming cessation of employment were to occur at age 50) to $530,000 (assuming cessation of employment were to occur at or following age 55). In no event will the annual benefit amount exceed 50% of final average compensation. "Final average compensation" means the average of the participant's base salary and bonus compensation (excluding equity compensation) for the three years (which need not be consecutive) with the Company or its affiliates that yield the highest average compensation. Under the plan Mr. Axelrod has 14 years of credited service and Mr. Silverstein has 13 years of credited service. Assuming a twenty percent increase in final average compensation from the highest annual covered compensation in the Summary Compensation

Table and assuming retirement from service at age 60, and taking into account the offset amount, the estimated annual retirement benefit payable by the Company under the plan would be approximately $140,501 for Mr. Axelrod. The annual retirement benefit payable by the Company under the plan, commencing at age 55, will be approximately $139,108 for Mr. Silverstein. There is no offset for social security benefits. Upon the occurrence of a change in control, as defined in the plan, the participant would automatically become fully vested and have an immediate right to begin receiving the annual benefit amount (regardless of the participant's age or years of credited service, and regardless of whether the participant is then employed by the Company) in the standard form or in a lump sum, at the participant's election. The participant need not terminate employment in order to receive the annual benefit amount pursuant to a change in control.

     The Company also has had collateral assignment split dollar insurance arrangements with Mr. Axelrod and Mr. Silverstein. The Company has paid annual premiums under the policies until the earlier of termination of service, retirement or age 55. The arrangement is designed so that the Company would ultimately receive back from the policy value (the "Company Amount") the sum of all annual premium payments made by the Company, plus an interest factor of 3.4% annually. The executive's interest in the cash value and death benefit value under the policy is equal to the total policy value minus the Company.

REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

     Compensation decisions for the Company's Chief Executive Officer and the other named executive officers for fiscal 2002 were reviewed and determined by the Compensation Committee.

     The overall objectives of the Company's executive compensation program are to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long-term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.

     The Company's executive compensation program for fiscal 2002 was reviewed and approved by the Compensation Committee. A national compensation consultant was retained by the Compensation Committee to assist in reviewing competitive compensation programs for the Company in connection with the Company's senior officers, including the Chief Executive Officer and each of the other named executive officers as well as other members of the management group. This review includes compensation levels reported for senior executives of a survey group of retailers. The survey group is not the same group of companies included in the Peer Group Index set forth in the Company's Performance Graph below because, in the view of the Compensation Committee and its compensation consultant, such survey group is not necessarily the most representative group for purposes of determining competitive compensation pay practices for the senior executives. The Compensation Committee reviews the competitiveness of the Company's executive compensation practices on an annual basis.

     ANNUAL BASE SALARY. Annual base salaries for the Chief Executive Officer and the other named executives were initially established at approximately the mean of the range of salaries considered in the survey group, with increases, if any, through fiscal 2002 made by the Compensation Committee based on its view of appropriate, competitive annual base salary levels for such executives. Actual total remuneration levels may range below or above target in any one year and over a period of years, based on performance against annual and long-term goals and return to shareholders. No base salary increases were made for any of the named executive officers in fiscal 2002.

     INCENTIVE AWARDS. The Company's incentive program provides for annual cash bonuses based on performance relative to predetermined objectives established for the year. For fiscal 2002, the target award rate was 75% for the Chief Executive Officer, 60% for Mr. Silverstein, 45% for Messrs. Giles and Silva and 40% for Ms. Schlaepfer. Larger awards may be made if performance exceeds predetermined objectives. Smaller or no awards may be made if performance falls below such objectives. Eligible members of management, including the Chief Executive Officer and the other executive officers, can defer receipt of a portion of their incentive award. For fiscal 2002, annual award targets for the Chief Executive Officer and the other named executives were based on specific earnings objectives established by the Compensation Committee in early 2002. Actual fiscal 2002 annual incentive awards ranged from 62.5% to 98.8% of the target levels for each of the executive officers (see Summary Compensation Table above).

     Long-term incentive awards for the executive officers are made under the Company's LTIP. If the executive officers achieve certain preestablished financial performance targets over a 3-year period, LTIP awards are determined and made by the Compensation Committee. Such LTIP awards have been comprised of 50% restricted stock and 50% deferred cash awards (with the deferred cash awards invested in Company Common Stock by the plan trustee under the Company's deferred compensation plan). The financial performance targets under the LTIP for the 3-year cycle ending in fiscal 2002 were established based on earnings and net return on assets. No awards were made under the LTIP for the performance cycle ending in fiscal 2002.

     STOCK BASED COMPENSATION. The Board of Directors and the Compensation Committee are of the view that stock ownership or its equivalent by management aligns the interest of management with the Company's shareholders. Stock options are granted at fair market value and are intended to align executive compensation opportunities with shareholder returns. Stock options granted during fiscal 2002 were part of the Compensation Committee's customary annual review and these option grants were made at levels which the Compensation Committee determined to be appropriate long-term equity-based incentives to such executives. In determining the specific levels of individual option grants for fiscal 2002 for the Chief Executive Officer and each of the other executive officers, the Compensation Committee considered and weighed a number of factors, including annual stock option grant levels of the peer group of retail companies; past levels of annual option grants to Company executives; the executive's position, responsibilities, salary and performance levels; and projected stock option grant values. Stock options granted during fiscal 2002 may vest upon the achievement of certain preestablished financial targets, but in no case sooner than 24 months after the date of grant. In the event not earlier vested, the options vest in 2009. Stock options are intended to provide long term compensation incentives, and future grants of options or other awards will be reviewed and determined periodically by the Compensation Committee.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for certain qualifying performance-based compensation. Section 162(m) disallows a deduction to the extent of certain non-performance based compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. The Company believes that Section 162(m) deduction limits for fiscal 2003 will not be applicable or, if applicable, would not be material in terms of net financial effect. Therefore, the Company does not intend to seek to restructure any fiscal 2003 compensation arrangements. The Company and the Compensation Committee will continue to monitor this matter.

                                                 COMPENSATION COMMITTEE

                                                 Stanley P. Goldstein, Chairman
                                                 Harold F. Compton

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised entirely of independent outside directors. Its primary function is to oversee the Company's system of internal controls, financial reporting practices and audit functions to ensure their quality, integrity and objectivity.

     For fiscal 2002, the Audit Committee reviewed the overall audit scope, plans and results of the audit engagement. The Committee also met separately without management present with the independent auditor to discuss the year's audit. In addition, the Committee reviewed and discussed the Company's annual financial statements with management before issuance.

     The Audit Committee has discussed with the independent auditor the matters required to be discussed by SAS 61, COMMUNICATION WITH AUDIT COMMITTEES, of the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditor required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, of the Independence Standards Board, and has discussed with the auditor the auditor's independence.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002.

                                              AUDIT COMMITTEE

                                              Philip E. Beekman, Chairman
                                              Harold F. Compton
                                              Morton E. Handel

     Mr. Kamerschen, who was appointed as a member of the Audit Committee upon his appointment to the Board of Directors in February 2003, did not participate in the matters identified by this Report. Mr. Compton served as a member of the Audit Committee through February 11, 2003.

PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholders' return on the Company's Common Stock on an annual basis from December 31, 1997 through January 4, 2003, with the cumulative total return on the Standard & Poor's Specialty Retail Index, the Peer Group Index and the Standard & Poor's 500 Index for the same period. In accordance with the SEC rules, the returns are indexed to a value of $100 at December 31, 1997 and it is assumed that all dividends were reinvested.

     The Peer Group Index is comprised of the following companies in the retail industry: Bed Bath & Beyond Inc.; The Bombay Company, Inc.; Borders Group, Inc.; Haverty Furniture Companies, Inc.; Jo-Ann Stores, Inc.; Michaels Stores, Inc.; Petsmart, Inc.; Pier 1 Imports, Inc.; Sharper Image Corporation; The Sports Authority, Inc.; and Williams-Sonoma, Inc. The returns of each issuer in the Peer Group Index have been weighted according to the issuer's stock market capitalization at the beginning of each period for which a return is indicated.



                              {PERFORMANCE GRAPH]




                               12/31/97      12/31/98      12/31/99        12/29/00     12/28/01    1/04/03
                               --------      --------      --------        --------     --------    -------
    Linens 'n Things             $100          $182          $135            $127         $117        $103
    S&P Specialty Retail          100            78            56              46           75          66
    Peer Group                    100           119           109             104          182         199
    S&P 500                       100           129           156             141          125          97

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company as of February 14, 2003.


Beneficial Owner                              Number of Shares              Percent of Class
----------------                              ----------------              ----------------
PRIMECAP Management Company (1)...........        4,181,830                       9.5%

FMR Corp. (2).............................        2,446,664                       5.5%

Vanguard Horizon Funds - Vanguard.........        2,300,000                       5.2%
Capital Opportunity Fund (3).



_______________________________

(1) Pursuant to an amended Schedule 13G filed on September 17, 2002, PRIMECAP Management Company has sole voting power with respect to 1,881,830 shares, and sole dispositive power with respect to 4,181,830 shares. The address for PRIMECAP Management Company is 225 South Lake Avenue # 400, Pasadena, California 91101.

(2) Pursuant to an amended Schedule 13G filed on February 13, 2003 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (collectively, "FMR"), FMR has sole voting power with respect to 6,964 shares and sole dispositive power with respect to 2,446,664 shares. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) Pursuant to an amended Schedule 13G filed on February 11, 2003, Vanguard Horizon Funds - Vanguard Capital Opportunity Fund has sole voting power and shared dispositive power with respect to 2,300,000 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

     STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information as to beneficial ownership of the outstanding Common Stock of the Company as of February 1, 2003, by each director of the Company, each of the named executive officers listed in the Summary Compensation Table, and all executive officers and directors of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such shares. No director or executive officer beneficially owns more than one percent of the total outstanding Common Stock other than Mr. Axelrod who would be deemed beneficially to own 2.20% and all directors and executive officers which as a group would be deemed beneficially to own 2.83% of the outstanding Common Stock.


                                       No. of Shares of                                          No. of Shares of
     Name of Beneficial Owner          Common Stock(1)            Name of Beneficial Owner       Common Stock(1)
------------------------------------ ---------------------    --------------------------------- ------------------
N. Axelrod..........................        989,366(2)        S. Silverstein...................      265,277(3)
P. Beekman..........................         31,770           A. Schlaepfer....................       12,500
S. Goldstein........................         38,570           W. Giles.........................      116,219
H. Compton..........................         16,724           B. Silva.........................       65,895
M. Handel...........................          7,491
R. Kamerschen.......................          3,300           All executive officers and
                                                              directors as a group.............    1,281,835

(1) Includes restricted stock having voting power but no investment power; shares subject to stock options that were exercisable as of February 1, 2003 or that will become exercisable within 60 days thereafter, as follows: Mr. Axelrod, 799,349; Mr. Beekman, 21,400; Mr. Goldstein, 21,400; Mr. Compton, 12,000; Mr.
Handel, 4,667; Ms. Schlaepfer, 12,500; Mr. Giles, 90,014; Mr. Silva, 37,502; Mr.
Silverstein, 206,051; all directors and executive officers as a group, 998,832; and invested shares held in the Company's deferred compensation plan pursuant to LTIP deferred cash awards, as follows: Mr. Axelrod, 11,588 shares; Mr. Silverstein, 5,693 shares; Mr. Giles, 3,057 shares; and Mr. Silva, 2,742 shares.

(2) Includes 400 shares held by Mr. Axelrod's minor children, as to which shares Mr. Axelrod disclaims beneficial ownership.

(3) Includes 800 shares held by Mr. Silverstein's minor children, as to which shares Mr. Silverstein disclaims beneficial ownership.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports regarding beneficial ownership of the Company's Common Stock with the Commission, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes all such filings were timely made.

                                           EQUITY COMPENSATION PLAN INFORMATION

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                              Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted-average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                    outstanding options,               options,               (excluding securities
       Plan category                warrants and rights          warrants and rights        reflected in column (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
  Equity compensation plans
     approved by security
          holders(1)                     3,570,118                     $23.65                       639,005
------------------------------- ---------------------------- ---------------------------- ----------------------------

Equity compensation plans not
     approved by security                1,777,130                     $22.32                      2,136,325
          holders(2)
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Total                        5,347,248                     $23.21                      2,775,330
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) 2000 Stock Award and Incentive Plan ("2000 Plan") which provides for grants of stock options and other equity based awards; 1996 Incentive Compensation Plan; and the 1996 Non-Employee Director Stock Plan. The 2000 Plan superceded the 1996 Incentive Compensation Plan and the 1996 Non-Employee Director Stock Plan, except for outstanding equity awards under those plans, the termination or forfeiture of which became available for awards under the 2000 Plan.

(2) LNT Broad-Based Equity Plan. The LNT Broad-Based Equity Plan was adopted by the Board of Directors and became effective on October 12, 2000. The plan is administered as a "broad-based plan" under Rule 312 of the New York Stock Exchange Rules. The plan provides for grants of stock based awards to full-time employees of the Company and its subsidiaries other than executive officers of the Company. Participants in the plan may be granted stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock or other stock-based awards, or performance awards. All stock option grants have an exercise price per share that is no less than the fair market value per share of Company Common Stock on the grant date and may have a term of no longer than ten years from grant date. For further information concerning the plan, see Note 11 to the Company's consolidated financial statements included in the 2002 Annual Report on Form 10-K.

                               INDEPENDENT AUDITOR

     The Board of Directors has selected KPMG LLP as the Company's independent auditor to make an examination of the accounts of the Company for fiscal year 2003. KPMG LLP has served as the independent auditor of the Company since the Company's 1996 IPO. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

     The fees billed for services rendered for the Company by KPMG LLP for fiscal 2002 were as follows:

    Audit Fees                                               $ 235,675

    Financial Information Systems Design and
    Implementation Fees                                      $      --

    All Other Fees:
         Audit related fees(1)                               $ 135,150
         Other non-audit services(2)                         $  49,300
                                                             ---------
    Total All Other Fees                                     $ 184,450
                                                             =========

(1) Audit related fees consist of S-3 Registration Statement filing services, audit of financial statements of employee benefit plans, and accounting and financial reporting consultation.

(2) Other non-audit services consisted of tax compliance and tax advisory services.

The Audit Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the auditor's independence.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company not later than December 6, 2003 to be included in the Company's Proxy Statement, Notice of Meeting and Proxy relating to the 2004 Annual Meeting.

     The Company's Bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any Annual Meeting of Shareholders, or to bring business before an Annual Meeting of Shareholders of the Company. The Bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Bylaws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board or, in the case of an Annual Meeting of Shareholders, by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before such meeting. Under the Bylaws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the Bylaws, a shareholder's notice must also contain certain information specified in the Bylaws.

                                  ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS HAS BEEN MAILED TO ALL SHAREHOLDERS OF RECORD. SHAREHOLDERS, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, LINENS 'N THINGS, INC., 6 BRIGHTON ROAD, CLIFTON, NEW JERSEY 07015, MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND LIST OF EXHIBITS, REQUIRED TO BE FILED WITH THE SEC FOR THE 2002 FISCAL YEAR.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

                                   DETACH HERE



                                      PROXY

                             LINENS 'N THINGS, INC.

                                   MAY 1, 2003

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF LINENS 'N THINGS, INC.

     The undersigned hereby appoints Brian D. Silva, William T. Giles and Denise Tolles, and each of them, with power of substitution,proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of Lines 'n Things, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shreholders of the Company to be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey on May 1, 2003 and at any adjournment or postponement of such meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. PLEASE VOTE PROMPTLY.

----------------                                                ----------------
  SEE REVERSE                                                      SEE REVERSE
      SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
----------------                                                ----------------


LINENS 'N THINGS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ  08818-8694

















                                          DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


    PLEASE MARK
/X/ VOTE AS IN
    THIS EXAMPLE

       1. ELECTION OF TWO DIRECTORS FOR A THREE-YEAR TERM.

       (01) PHILIP E. BEEKMAN
       (02) HAROLD F. COMPTON

               FOR                      WITHHELD
               ALL    / /           / / FROM ALL
             NOMINEES                   NOMINEES

    FOR
    ALL    / /
   EXCEPT  __________________________________________________
NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and write the name on the line above. Your shares will be voted "FOR" the remaining nominee.


                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      / /

                                                                Please sign exactly as your name or names appear hereon.
                                                                When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a
                                                                corporation, please print the full corporate name and sign by president or other authorized officer. If a partnership, please print the full partnership name and sign by
                                                                authorized person.

Signature:__________________________________ Date: ___________ Signature:__________________________________ Date: __________